Brampton Crest International, Inc.
3107 Stirling Road, Suite 201
Fort Lauderdale, Florida  33312
(305) 428-8300

Bryan Janeczko	May 13, 2011
Janis Farnham
Joseph Giuliano
Brad Hacker
Morse & Morse, PLLC
Hinshaw & Culbertson LLP
Paul Michelin
Paul Michelin and Louisa Michelin
Murray Bacal
MRP, LLC

Ladies and Gentlemen:

    It is the desire of Brampton Crest International, Inc. and its wholly-owned subsidiary, namely, America’s Emergency Network, LLC (collectively herein referred to as "Brampton")  and each of the undersigned to enter into certain agreements that will permit Brampton to get current under the Securities Exchange Act of 1934, as amended, and to do so expeditiously. On this basis and assuming each party signs a copy of this letter, each of the undersigned agree as follows:

Brampton hereby agrees to release Bryan Janeczko and Mr. Janeczko hereby agrees to release Brampton from all causes of action, actions, suits, debts, dues, sums of money, covenants, contracts, controversies, agreements, promises, damages, claims and demands whatsoever, in law or equity which against the Releasee, the Releasor, Successors and Assigns have ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this release. Notwithstanding anything contained herein to the contrary, Mr. Janeczko is entitled to receive 7.5 shares of Series 1 Preferred Stock (which was authorized by the Board of Directors of Brampton on December 15, 2010) which is convertible into 750,000 shares of Common Stock upon receipt of stockholder approval for an increase in the number of authorized shares of Common Stock to at least 6 billion shares. Further, Mr. Janeczko is entitled to retain his 250,000 shares of Common Stock of Brampton which he beneficially owns.

Brampton hereby agrees to release Janis Farnham and Ms. Farnham hereby agrees to release Brampton from all causes of action, actions, suits, debts, dues, sums of money, covenants, contracts, controversies, agreements, promises, damages, claims and demands whatsoever, in law or equity which against the Releasee, the Releasor, Successors and Assigns have ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this release. Notwithstanding anything contained herein to the contrary, Ms. Farnham is entitled to receive 75 shares of Series 1 Preferred Stock (which was authorized by the Board of Directors of Brampton on December 15, 2010) which is convertible into 7,500,000 shares of Common Stock and an additional 20 shares of Series 1 Preferred Stock (which was authorized by the Board of Directors of Brampton on May 13, 2011) which is convertible into 2,000,000 shares of Common Stock, in each case upon receipt of stockholder approval for an increase in the number of authorized shares of Common Stock to at least 6 billion shares. Further, Ms. Farnham is entitled to retain her 3,311,225 shares of Common Stock of Brampton which she beneficially owns.

    Brampton hereby agrees to release Joseph Giuliano and Mr. Giuliano hereby agrees to release Brampton from all causes of action, actions, suits, debts, dues, sums of money, covenants, contracts, controversies, agreements, promises, damages, claims and demands whatsoever, in law or equity which against the Releasee, the Releasor, Successors and Assigns have ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this release. Notwithstanding anything contained herein to the contrary, Mr. Giuliano is entitled to retain his 250,000 shares of Common Stock of Brampton which he beneficially owns.

    Brampton hereby agrees to release Brad Hacker and Mr. Hacker hereby agrees to release Brampton from all causes of action, actions, suits, debts, dues, sums of money, covenants, contracts, controversies, agreements, promises, damages, claims and demands whatsoever, in law or equity which against the Releasee, the Releasor, Successors and Assigns have ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this release. Notwithstanding anything contained herein to the contrary, Mr. Hacker is entitled to receive 10 shares of Series 1 Preferred Stock (which was authorized by the Board of Directors of Brampton on December 15, 2010) which is convertible into 1,000,000 shares of Common Stock upon receipt of stockholder approval for an increase in the number of authorized shares of Common Stock to at least 6 billion shares. Further, Mr. Hacker is entitled to retain his 4,081,633 shares of Common Stock of Brampton which he beneficially owns and to be reimbursed $4,108 for D&O insurance and Florida State filing fees.

    Brampton hereby agrees to release Morse & Morse, PLLC and Morse & Morse, PLLC hereby agrees to release Brampton from all causes of action, actions, suits, debts, dues, sums of money, covenants, contracts, controversies, agreements, promises, damages, claims and demands whatsoever, in law or equity which against the Releasee, the Releasor, Successors and Assigns have ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this release. Handwritten addition - Notwithstanding anything contained herein to the contrary, Morse & Morse, PLLC in releasing Brampton only for invoices due prior to the date of this letter and for no other matters.

    Brampton hereby agrees to release Hinshaw & Culbertson LLP and Hinshaw & Culbertson LLP hereby agrees to release Brampton from all causes of action, actions, suits, debts, dues, sums of money, covenants, contracts, controversies, agreements, promises, damages, claims and demands whatsoever, in law or equity which against the Releasee, the Releasor, Successors and Assigns have ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this release. Handwritten addition - Notwithstanding anything contained herein to the contrary, Hinshaw & Culbertson LLP in releasing Brampton only for invoices due prior to the date of this letter and for no other matters.

On December 15, 2010, each of Paul Michelin and Murray Bacal received for services rendered 250,000 shares of Preferred Stock convertible into 25,000,000 shares of Common Stock at such time as the stockholders of Brampton approve an increase in the authorized Common Stock to at least 6 billion shares of Common Stock. By execution of a copy of this agreement, Paul Michelin and Murray Bacal each agree to waive their rights to receive the aforementioned securities.

    Pursuant to a Subscription Agreement dated April 13, 2010, Paul Michelin and Louisa Michelin subscribed to purchase $1,500,000 of five-year Convertible Debentures. In April 2010, Brampton received $250,000 and issued a Note convertible into 50,000,000 common shares. Brampton and Paul Michelin and Louisa Michelin mutually agree as follows:

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Paul and Louisa Michelin's subscription for the balance of $1,250,000 of convertible debt is hereby terminated. The Michelins will retain their $250,000 Note which shall now be convertible into 500 shares of Series 2 Preferred Stock, which shall have the voting rights upon issuance of the Preferred Stock equivalent to 50,000,000 common shares and upon stockholder approval of an increase in the authorized Common Stock to at least 6 billion shares of Common Stock, the 500 shares of Preferred Stock shall be convertible into 50,000,000 common shares. Until stockholder approval is obtained for an increase in the authorized number of shares of Common Stock to at least 6 billion shares, the Michelins shall have the right to designate three directors to become members of the Brampton Board and Brampton agrees to utilize its best efforts to have their nominees successfully nominated and appointed to the Board. Further, the Michelins shall have the right to approve all cash payments made by Brampton to its officers, directors, professionals, consultants or otherwise, except for any payment or series of payments which are less than $500 to any one payee.

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The Michelins (collectively the "Releasors") agree to release Bryan Janeczko, Janis Farnham, Joseph Giuliano, Brad Hacker, Morse & Morse, PLLC and Hinshaw & Culbertson LLP (collectively the "Releasees") from all causes of action, actions, suits, debts, dues, sums of money, covenants, contracts, controversies, agreements, promises, damages, claims and demands whatsoever, in law or equity which against the Releasees, the Releasors, Successors and Assigns have ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this release.

    MRP, LLC, which is owned and controlled by Murray Bacal, Paul Michelin and Rod Martin and any third parties designated by Messrs. Bacal, Michelin and Martin (the "Lenders") have agreed to invest up to $250,000 in Brampton. Of the $250,000, $10,000 shall represent the purchase of Series 3 Preferred Stock which shall have the right to convert into 5,278,982,480 shares, which represents 95% of our current issued and outstanding shares of Common Stock on a fully diluted basis after due consideration for all outstanding notes, options, warrants, shares of common stock and preferred stock outstanding on the date hereof. Such 5,278,982,480 shares shall be subject to dilution for any shares of Common Stock or convertible securities approved by the Board of Directors after the date hereof and further appropriately adjusted for any stock splits, stock dividends, combinations, reclassifications and the like. The remaining up to $240,000 funding commitment from the Lenders shall be in the form of non-interest bearing loans repayable upon demand.

This Agreement shall be effective in the event all parties to the Agreement execute same. Further, this Agreement shall represent the entire agreement between the parties and it shall supersede all prior written and oral agreements and understandings and may only be amended by the parties in writing.

(signature page follows)

BRAMPTON CREST INTERNATIONAL, INC.

By:
Joseph Giuliano, Chief Financial Officer

Agreed to and Accepted by:

MORSE & MORSE, PLLC
Bryan Janeczko
By:
Steven Morse, Managing Member

Janis Farnham

HINSHAW & CULBERTSON LLP

Joseph Giuliano	By:
Ross Manella, Partner

Brad Hacker

Paul Michelin		Louisa Michelin

MRP, LLC

By:
	(authorized member)	Murray Bacal